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                                                                    EXHIBIT 4.23


                          -----------------------------


                          ATLANTIC PREMIUM BRANDS, LTD.
                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


                          -----------------------------


                           DATED AS OF APRIL 13, 2001
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                                TABLE OF CONTENTS


SECTION 1.  DEFINITIONS.....................................................1

SECTION 2.  DEMAND REGISTRATION RIGHTS......................................2

SECTION 3.  "PIGGYBACK" REGISTRATION RIGHTS.................................3

SECTION 4.  REGISTRATION PROCEDURES.........................................5

SECTION 5.  INDEMNIFICATION.................................................6

SECTION 6.  RULE 144........................................................8

SECTION 7.  COVENANTS.......................................................8

SECTION 8.  TERMINATION OF REGISTRATION RIGHTS..............................8

SECTION 9.  SPECIFIC PERFORMANCE............................................8

SECTION 10. MISCELLANEOUS...................................................8


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               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of April 13, 2001 ("Agreement"), is by and among Atlantic Premium Brands, Ltd. ("COMPANY"), a Delaware corporation, Banc One Capital Partners, LLC ("BOCP"), a Delaware limited liability company, and Sterling BOCP, LLC ("STERLING"), a Delaware limited liability company. BOCP and Sterling are referred to collectively as the "HOLDERS" and individually as a "HOLDER". The Company and the Holders are referred to collectively as the "PARTIES" and individually as a "PARTY".

                                    RECITALS

         WHEREAS, the Company and BOCP entered into that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of March 20, 1998 (as amended, "1998 PURCHASE AGREEMENT"), pursuant to which BOCP purchased from the Company a senior subordinated note due March 31, 2005 in the principal amount of $6,500,000, a fixed warrant to purchase 666,947 shares of Company nonvoting common stock and a contingent warrant to purchase up to 428,753 shares of Company nonvoting common stock (the note, fixed warrant and contingent warrant are collectively referred to herein as the "1998 BOCP SECURITIES");

         WHEREAS, BOCP has agreed to sell, and Sterling has agreed to purchase, a ten percent (10%) interest in the 1998 BOCP Securities, the 1998 Purchase Agreement and certain related rights and security agreements thereunder pursuant to that certain Note and Warrant Purchase Agreement dated as of even date herewith ("2001 PURCHASE AGREEMENT");

         WHEREAS, the Parties deem it desirable to amend and restate that certain Registration Rights Agreement dated as of March 20, 1998, by and between the Company and BOCP ("REGISTRATION RIGHTS AGREEMENT") as set forth herein in order to induce Sterling to enter into the 2001 Purchase Agreement; and

         WHEREAS, this Agreement, as an amendment of the Registration Rights Agreement, is one of the "RELATED DOCUMENTS" referred to in the 1998 Purchase Agreement.

         THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                   AGREEMENTS

         SECTION 1. DEFINITIONS.

         All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Glossary of Defined Terms attached to the 1998 Purchase Agreement, which definitions are, to the extent applicable, incorporated in this Agreement by reference.

         For purposes of this Agreement, the term "REGISTRABLE SECURITIES" means
(a) any of the Warrant Shares held by a Holder or any Affiliate thereof, and (b) any securities issued or
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issuable with respect to any such securities described in (a) above, by way of dividend or distribution or in connection with a recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold in accordance therewith, (ii) such securities shall have been sold pursuant to Rule 144 promulgated under the Securities Act, (iii) such securities are freely transferable without restriction under the Securities Act or are otherwise represented by certificates not bearing a legend restricting further transfer, or (iv) such securities shall have ceased to be outstanding.

         For purposes of this Agreement, the term "WARRANT SHARES" means the Common Shares issued or issuable upon exercise of the 2001 BOCP Warrants (as defined in the 2001 Purchase Agreement) and the 2001 Sterling Warrants (as defined in the 2001 Purchase Agreement).

         SECTION 2. DEMAND REGISTRATION RIGHTS.

                  (a) Demand for Registration. If the Company shall receive a written request from BOCP requesting that the Company effect the registration under the Securities Act of all or part of BOCP's Registrable Securities ("Demand Request"), the Company shall use its best efforts to effect such registration as soon as practicable. If BOCP makes a Demand Request, then Sterling shall have the "Piggyback" registration rights set forth in Section 3 with respect to such Demand Request. Subject to the provisions of Section 2(f), the Company may register for sale in such registration other securities which the Company has been requested to register by the holders thereof (including Sterling, if applicable), provided however, that no securities other than Registrable Securities shall be included in such registration unless the managing underwriter shall have advised BOCP that the inclusion of such other securities would not adversely affect such offering. The Company shall not be required to effect more than two registrations pursuant to requests made pursuant to this Section 2. Notwithstanding the provisions of this Section 2, if the Company receives a Demand Request at a time when the Company has retained an investment bank in connection with a primary offering of Common Stock or Convertible Securities or otherwise has commenced efforts with regard to such an offering, the Company may elect to treat the Demand Request made under this
Section 2 as a "piggyback" registration under Section 3 by giving Notice to BOCP within 90 days of the Company's receipt of the Demand Request.

                  (b) Registration Statement Form. Registrations under this
Section 2 shall be on such appropriate registration forms as shall be selected by the Company, provided that such forms permit the disposition of the Registrable Securities in accordance with BOCP's intended method or methods of disposition as specified in its request for such registration. The Company shall include in any such registration statement all information which BOCP shall reasonably request. Where the Company is not eligible for use of Form S-3, BOCP shall only be entitled to make a Demand Request with respect to a number of its Registrable Securities which is equal to or greater than 50% of the maximum number of Warrant Shares issuable upon exercise of the Warrant (assuming exercised on the Closing Date with no restrictions on exercise).

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                  (c) Effective Registration Statement. A registration requested pursuant to this Section 2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective under the Securities Act, (ii) if such registration is not kept effective in accordance with Section 4, (iii) if such registration becomes the subject of any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than an act or omission of BOCP, or (iv) if any conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied for any reason other than an act or omission of BOCP.

                  (d) Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2. If a request made under Section 2 is withdrawn by BOCP promptly following disclosure to it of information concerning the Company that is materially and adversely different from the information known to such Holder at the time such request was made, the Company will pay any Registration Expenses in connection with such request without reducing the number of registrations which the BOCP has a right to request under Section 2 hereof. BOCP shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or other disposition of its Registrable Securities.

                  (e) Underwritten Offerings. If a registration pursuant to this
Section 2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company. If requested by the underwriters for any underwritten offering, the Company will enter into an underwriting agreement with such underwriters, such agreement to be satisfactory in substance and form to the Company and the underwriters and to contain such terms as are generally prevailing in agreements of this type. BOCP shall not be required to make any representations and warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding BOCP, BOCP's intended method of distribution, any other information provided by BOCP for inclusion in the registration statement or prospectus and any other representation required by law.

                  (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of securities of any class requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share acceptable to BOCP), then the Company will include in such registration (I) first, all of BOCP's Registrable Securities that the Company is so advised can be sold in such offering, (ii) second, to the extent permitted by the managing underwriter, securities to be registered by the Company for its own account and/or by other holders of securities in such manner and amounts as the Company shall determine.

         SECTION 3. "PIGGYBACK" REGISTRATION RIGHTS.

                  (a) Participation in Registration. If the Company at any time proposes to register any securities under the Securities Act (other than by a registration on Form S-4 or Form S-8 or any successor or similar form and other than, with respect to BOCP, pursuant to Section

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2), whether or not for sale for its own account, it will each such time, promptly give Notice to each Holder. Upon the written request of a Holder made within 30 days after the receipt of any such Notice (which request shall specify the Registrable Securities intended to be disposed of and the intended method of disposition), such Holder shall have the right to participate in such registration on the terms and conditions thereof. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (I) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay any Registration Expenses in connection therewith), without prejudice, however, to the rights of BOCP to request that such registration be effected as a registration under Section 2, and (ii) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration under Section 2.

                  (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3. A Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or other disposition of its Registrable Securities.

                  (c) Underwritten Offerings. If a registration pursuant to this
Section 3 involves an underwritten offering, the Company shall, if requested by a Holder, arrange for such underwriters to include such Holder's Registrable Securities among the securities to be distributed by such underwriters. In such case, such Holder shall be a party to the underwriting agreement. A Holder shall not be required to make any representations and warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's intended method of distribution, any other information provided by such Holder for inclusion in the registration statement or prospectus and any other representation required by law.

                  (d) Priority in Registrations. If a registration pursuant to this Section 3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of securities of any class requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering, then the Company will include in such registration, to the extent to which the Company is advised can be sold in such offering, securities as follows:

                           (i) if such registration is for the account of the Company, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities requested by a Holder to be included in such registration, and third, all other securities of the Company requested to be included in such registration in such amount and in such manner as the Company shall determine;

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                           (ii)     if such registration is not for the account
                                    of the Company, first, such Registrable
                                    Securities requested to be included in such registration and all other securities proposed to be sold by other holders shall be included in such registration pro rata on the basis of the number of shares so proposed to be sold, and second all securities proposed by the Company to be sold for its own account.

         SECTION 4. REGISTRATION PROCEDURES.

         If the Company is required to effect the registration of any Registrable Securities as provided herein, the Company shall proceed in the following manner:

                  (a) prepare and as expeditiously as possible file (and in any event within 90 days of receipt of BOCP's request under Section 2) with the Commission the registration statement to effect such registration and use its best efforts to cause such Registration Statement to become effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (i) 90 days after the date such registration statement is declared effective by the Commission, or (ii) such time as all Registrable Securities have been disposed of in accordance with the intended methods of disposition by each Holder;

                  (c) furnish to each Holder such number of prospectuses (including preliminary prospectuses) and copies of each amendment and supplement thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities;

                  (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as a Holder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or desirable to enable such Holder to consummate the disposition of its Registrable Securities in such jurisdictions in accordance with the intended method of disposition, provided, however, that the Company shall not be required to qualify to do business, to consent to general service of process, or to register as a broker or dealer in any such jurisdiction;

                  (e) enter into and perform its obligations under any underwriting or placement agreement, and take all actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities;

                  (f) notify each Holder in writing of (i) any stop order or the commencement of any proceedings for that purpose, (ii) any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the commencement of any proceedings for that purpose, or (iii) any notification received by the Company regarding the necessity or desirability of filing any supplement or amendment to the registration statement;

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                  (g) in any underwritten offering, furnish to the Holders (i)
an opinion of counsel for the Company, dated the effective date of such registration statement, in form and substance as is customarily given to underwriters, and (ii) a comfort letter, dated the effective date of such registration statement, signed by the Company's independent public accountants in form and substance as is customarily given to underwriters, in each case addressed to the underwriters and the Holders;

                  (h) notify each Holder upon discovery of the happening of any event as a result of which a prospectus included in such registration statement includes an untrue statement of any material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or any other event that would cause the registration statement to no longer be current, and at the request of a Holder, as soon as practicable, prepare, file and furnish to such Holder a reasonable number of copies of a supplement or an amendment to such prospectus which may be required on account of such event and use its commercially reasonable efforts to cause such supplement or amendment to become effective as soon as practicable;

                  (i) cause to be maintained a transfer agent for its securities from and after a date not later than the effective date of such registration statement;

                  (j) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or interdealer quotation system on which any of the Registrable Securities is then listed; and

                  (k) enter into such agreements and take such other actions as a Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

         The Company may require each Holder to furnish the Company such information regarding itself and the distribution of its Registrable Securities as the Company may from time to time reasonably request in writing.

         Upon receipt of any Notice from the Company of the happening of any circumstance or event of the kind described in Section 4(h), each Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement until such Holder receives copies of the supplemented or amended prospectus or other notification that such disposition may be resumed, and, if so directed by the Company, will destroy all copies, other than permanent file copies, then in each Holder's possession of the prospectus relating to such Registrable Securities. The Company will use commercially reasonable efforts to effect such amendment or supplement as promptly as practicable.


         SECTION 5. INDEMNIFICATION.

                  (a) Indemnification by the Company. In the event of any registration pursuant to Section 2 or 3, the Company will, and hereby does, indemnify and hold harmless each Holder, its respective directors, partners, members and officers, any underwriter acting on behalf of a Holder and each other Person, if any, who controls any such Person within the meaning of the Securities Act (collectively, "Holder Indemnified Persons"), against any losses, claims, damages,

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expenses (including legal fees and expenses) or liabilities, joint or several, to which any one of them may become subject under the Securities Act or otherwise, provided however, that the Company shall not be so liable to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the Company's reliance upon written information furnished to the Company by any Holder Indemnified Person for use in the registration statement, (ii) any Holder Indemnified Person's failure to provide a copy of the final prospectus, as the same may be then supplemented or amended, to the purchaser at or prior to the written confirmation of the sale of Registrable Securities, and (ii) any Holder Indemnified Person's delivery of a copy of a registration statement or prospectus, or any amendments or supplements thereto, with respect to which the Company has given Notice to a Holder pursuant to
Section 4(h) and the Holder Indemnified Person has not relied on such registration statement or prospectus prior to the receipt of such Notice. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder or other Person and shall survive the transfer of the Registrable Securities by a Holder.

                  (b) Indemnification by a Holder. In the event of any registration pursuant to Section 2 or 3, each Holder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director and officer of the Company and any underwriter acting on behalf of the Company and each other Person, if any, who controls any such Person within the meaning of the Securities Act (collectively, "Company Indemnified Persons"), against any losses, claims, damages, expenses (including legal fees and expenses) or liabilities, joint or several, to which any one of them may become subject under the Securities Act or otherwise, to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the Company's reliance upon written information furnished to the Company by any Holder Indemnified Person for use in the registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any other Company Indemnified Person and shall survive the transfer of such Registrable Securities by a Holder. Notwithstanding the foregoing, the maximum liability of a Holder for any indemnification under this
Section 5(b) shall be the aggregate net proceeds received by such Holder from the sale of its Registrable Securities pursuant to such registration statement.

                  (c) Procedures for Claims. Promptly after receipt of notice of the commencement of any action or proceeding involving a claim referred to in this Section 5, an indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give Notice to the indemnifying party of the commencement of such action. Failure to give prompt Notice shall not relieve the indemnifying party of its obligation under this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure. The indemnifying party shall be entitled to participate in and to assume the defense of such action at its expense, jointly with any other indemnifying party, with counsel reasonably satisfactory to the indemnified party, provided however, that an indemnified party shall have the right to retain its own counsel, with fees and expenses thereof to be paid by the indemnifying party, if in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying party may exist in respect of such claim. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof a release from all liability by the plaintiff to the indemnified party. The amount paid or payable by an

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indemnifying party shall include any legal or other expenses reasonably incurred by the indemnified party in connection with the investigation or defense of any such action or claim.


         SECTION 6. RULE 144. If the Company shall have filed a registration statement, the Company will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder. The Company shall, upon the request of a Holder, provide such Holder and any institutional investor designated by a Holder such financial and other information as such Holder may reasonably determine to be necessary in order to permit its compliance with Rule 144A under the Securities Act in connection with the resale of any Registrable Securities, except at such time as the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act.

         SECTION 7. COVENANTS. The Company covenants and agrees that (a) it will not effect or permit to occur any combination or subdivision of its securities which would adversely affect the ability of the Holders to include their Registrable Securities in any registration contemplated herein or the marketability of such Registrable Securities; and (b) it shall not participate in or cooperate with any offering of its securities, either directly or indirectly, by any shareholder of the Company under Regulation S of the Securities Act.

         SECTION 8. TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Agreement shall terminate with respect to a Holder on the earlier to occur of (i) such time as neither such Holder or any Affiliate of such Holder owns Registrable Securities representing at least 1% of the Outstanding Common Shares of the Company, or (ii) the seventh anniversary of the Closing Date.

         SECTION 9. SPECIFIC PERFORMANCE. The Parties recognize and agree that money damages may be insufficient to compensate a Holder for breaches by the Company of terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

         SECTION 10. MISCELLANEOUS. The provisions of Section 11 of the 1998 Purchase Agreement are applicable to this Agreement and are incorporated by reference in this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

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         IN WITNESS WHEREOF, the Parties have caused this Amended and Restated
Registration Rights Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

COMPANY:                                 HOLDERS:
ATLANTIC PREMIUM BRANDS, LTD.            BANC ONE CAPITAL PARTNERS, LLC

                                       By: Banc One Capital Partners Holdings,
By:  /s/ MERRICK M. ELFMAN             Ltd., Manager
     ---------------------

Name: MERRICK M. ELFMAN                By: BOCP Holdings Corporation, Manager
      -----------------
Its: Chairman                          By:  /s/ JAMES J. HENSON
     --------                              ---------------------
                                       Name:  JAMES J. HENSON
                                              -----------------
                                       Its: Authorized Signatory



                                       STERLING BOCP, LLC

                                       By:  /s/ STEVEN M. TASLITZ
                                           ----------------------

                                       Name: STEVEN M. TASLITZ
                                             -----------------

                                       Its:  Manager
                                             -------